ASSIGNMENT OF CONTRACT

THIS ASSIGNMENT OF CONTRACT (the “Assignment”) is made November 1, 2007 by TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (“Assignor”) to APARTMENT REIT VILLAS OF EL DORADO, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

Assignor and El Dorado Apartments LLC, a Texas limited liability company, entered into that certain Purchase and Sale Agreement, dated February 21, 2007, as amended (as amended, the “Contract”) with respect to certain property known as the Villas at El Dorado Apartments, located in Collin County, Texas, as more particularly described in the Contract. Assignor desires to assign all of its rights, title and interest in and to the Contract to Assignee.

AGREEMENT

FOR and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns all of its rights, title and interest in and to the Contract to Assignee.

Assignee by its execution of this Assignment hereby assumes all of Assignor’s obligations under the Contract.

WITNESS the following signatures:

ASSIGNOR:	TRIPLE NET-PROPERTIES, LLC,
a Virginia limited liability company
By: /s/ Jeff Hanson
Name: Jeff Hanson
Title: Chief Investment Officer
ASSIGNEE:	APARTMENT REIT VILLAS OF EL DORADO, LLC,
a Delaware limited liability company
	By:	NNN Apartment REIT Holdings, L.P.,
a Virginia limited partnership
Its: Sole Member
	By:	NNN Apartment REIT Inc.,

a Maryland corporation

Its: Manager

By: /s/ S. Jay Olander
Name: S. Jay Olander
Its: Chief Executive Officer